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                                                                   EXHIBIT 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 21, 1997 (except with respect to the Facility and the BellSouth Transaction discussed in Notes 1 and 7 to the Consolidated Financial Statements, as to which the date is March 18, 1997) included in American Telecasting, Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in or made a part of this registration statement filed on Form S-3.




                                                         /s/ ARTHUR ANDERSEN LLP


Washington, D.C.
April 9, 1997